Exhibit 10.22

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 18, 2022, by and between Verve Therapeutics, Inc., a Delaware corporation (the “Company”), and Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (the “Investor”).

RECITALS

A. On the date hereof, the Company and the Investor entered into a Strategic Collaboration and License Agreement (as defined below);

B. The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and subject to the conditions stated in this Agreement, 1,519,756 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with such Person.

“Aggregate Purchase Price” has the meaning set forth in Section 2.

“Agreement” has the meaning set forth in the first paragraph.

“Applicable Laws” has the meaning set forth in Section 4.15.

“Authorizations” has the meaning set forth in Section 4.15.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Change of Control” with respect to the Company: (a) the acquisition by a Third Party, whether in one transaction or a series of related transactions, of direct or indirect beneficial ownership of more than fifty percent (50%) of the outstanding voting equity securities of the Company; (b) a merger or consolidation involving the Company, as a result of which a Third Party acquires direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (c) a sale of all or substantially all of the assets of the Company in one transaction or a series of related transactions to a Third Party.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the first paragraph.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disposition” or “Dispose of” means any (a) pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (b) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

“EDGAR system” has the meaning set forth in Section 4.8.

“Environmental Laws” has the meaning set forth in Section 4.18.

“GAAP” has the meaning set forth in Section 4.20.

“Intellectual Property” has the meaning set forth in Section 4.13.

“Investor” has the meaning set forth in the first paragraph.

“LAS” means the Nasdaq Notification Form: Listing of Additional Shares.

“Lock-Up Securities” shall have the meaning set forth in Section 7.4(a).

“Lock-Up Term” means the period from and after the date of this Agreement until the date that is 12 months after the Closing Date.

“Material Adverse Effect” means any change, event or occurrence that, individually or in the aggregate, results in a material adverse effect on (a) the assets, liabilities, results of operations, financial condition or business of the Company and its subsidiary taken as a whole, (b) the legality or enforceability of this Agreement or (c) the ability of the Company to perform its obligations under this Agreement.

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Nasdaq” means the Nasdaq Global Select Market.

“Permitted Transferee” means (a) a controlled Affiliate of the Investor that is wholly owned, directly or indirectly, by the Investor, or (b) a controlling Affiliate of the Investor (or any controlled Affiliate of such controlling Affiliate) that wholly owns, directly or indirectly, the Investor, or the acquiring Person in the case of an acquisition of the Investor; it being understood that for purposes of this definition “wholly owned” shall mean an Affiliate in which the Investor owns, or an Affiliate that owns, as applicable, directly or indirectly, at least ninety-nine percent (99%) of the outstanding capital stock of such Affiliate or the Investor, as applicable.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the 1934 Act.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 4.7.

“Shares” has the meaning set forth in the recitals to this Agreement.

“Shares of Then Outstanding Common Stock” means, at any time, the issued and outstanding shares of Common Stock at such time, as well as all capital stock issued and outstanding as a result of any stock split, stock dividend, or reclassification of Common Stock distributable, on a pro rata basis, to all holders of Common Stock.

“Strategic Collaboration and License Agreement” means the Strategic Collaboration and License Agreement, dated as of July 18, 2022, between the Investor and the Company.

“Third Party” means any Person other than the Investor, the Company or any of their respective Affiliates.

“Trading Day” shall mean each day on which the Nasdaq is open for trading.

“Transfer Agent” has the meaning set forth in Section 7.2(a).

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.
Purchase and Sale of the Shares. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and the Investor will purchase the Shares for an aggregate purchase price of $34,999,980.68 (the “Aggregate Purchase Price”), representing a price per share of $23.03, which amount is equal to the daily volume-weighted average per share price of the Common Stock on the Nasdaq over the five Trading Day period ending on and including the last Trading Day prior to the date of this Agreement) as reported by Bloomberg.
3.
Closing.

3.1
The completion of the purchase and sale of the Shares (the “Closing”) shall occur remotely via exchange of documents and signatures as promptly as practicable, and in no event later than the third Business Day following the date on which all conditions to closing set forth in Section 6 have been satisfied or waived, or such other place, time and date as may be agreed between the Company and the Investor (the “Closing Date”).
3.2
On the Closing Date, the Investor shall deliver or cause to be delivered to the Company, via wire transfer of immediately available funds pursuant to the wire instructions delivered to the Investor by the Company on or prior to the Closing Date, the Aggregate Purchase Price.
3.3
At or before the Closing, the Company shall deliver or cause to be delivered to the Investor the Shares, registered in the name of the Investor (or its nominee in accordance with its delivery instructions). The Shares shall be delivered to the Investor via a book-entry record through the Company’s transfer agent.
4.
Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as described in the Company’s SEC Filings (as defined below), which qualify these representations and warranties in their entirety:
4.1
Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. The Company’s only subsidiary is set forth on Exhibit 21.1 to its most recent Annual Report on Form 10-K, and the Company owns 100% of the outstanding equity of such subsidiary. The Company’s subsidiary is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite power and authority to carry on its business as now conducted and to own or lease their properties.
4.2
Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (a) the authorization, execution and delivery of this Agreement, (b) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (c) the authorization, issuance (or reservation for issuance) and delivery of the Shares. This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.
4.3
Capitalization. The Company is authorized under its Certificate of Incorporation to issue 200,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.001 par value per share. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such disclosure was accurate in all material respects as of the date indicated in such SEC Filing. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any preemptive rights; and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. No Person is entitled to preemptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company, including, without limitation, the Shares. Except for stock options and restricted stock units approved pursuant to Company stock-based compensation plans and employee stock purchase plans described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement. There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. The issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investor) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.
4.4
Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws.
4.5
Consents. The execution, delivery and performance by the Company of this Agreement and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (i) filings that have been made pursuant to applicable state securities laws, (ii) post-sale filings pursuant to applicable state and federal securities laws and (iii) filings pursuant to the rules and regulations of Nasdaq, each of which the Company has filed or undertakes to file within the applicable time.
4.6
No Material Adverse Change. Since December 31, 2021, except as identified and described in the SEC Filings filed at least one Trading Day prior to the date of this Agreement:
(a)
there has not been any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, except for changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;
(b)
there has not been any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;
(c)
the Company has not sold, transferred or otherwise disposed of any material assets or rights;
(d)
the Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated bankrupt or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction; and

(e)
there has not been any other event, change, development, occurrence, circumstance or condition that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
4.7
SEC Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year period preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder.
4.8
No Conflict, Breach, Violation or Default. The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Shares in accordance with the provisions thereof will not, except (solely in the case of clauses (a)(ii) and (b)) for such violations, conflicts or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) conflict with or result in a breach or violation of (i) any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investor through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR system”)), or (ii) assuming the accuracy of the representations and warranties in Section 5, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its subsidiary, or any of their assets or properties, or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or its subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract.
4.9
Tax Matters. The Company and its subsidiary have paid all federal, state, local and foreign taxes required to be paid by them, except for taxes being contested in good faith. The Company and its subsidiary have filed all tax returns required by law to be filed (taking into account any duly requested extensions thereof) through the date hereof, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or its subsidiary or any of their respective properties or assets that would reasonably be expected to have a Material Adverse Effect.
4.10
Title to Properties. The Company and its subsidiary have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiary hold any leased real or personal property under valid and enforceable leases with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
4.11
Certificates, Authorities and Permits. The Company and its subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company and its subsidiary have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.12
Labor Matters.
(a)
The Company is not party to or bound by any collective bargaining agreements or other agreements with labor organizations. To the Company’s Knowledge, the Company has not violated in any material respect any laws, regulations, orders or contract terms affecting the collective bargaining rights of employees or labor organizations, or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.
(b)
No material labor dispute with the employees of the Company, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s Knowledge, is threatened or imminent.
4.13
Intellectual Property. To the Company’s Knowledge, the Company and its subsidiary owns or possesses valid and enforceable licensed rights, or may acquire on reasonable terms sufficient to use, all material patents, patent applications, trademarks, service marks, trade names, Internet domain names, copyrights, proprietary information and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) as described in the SEC Filings (collectively, “Intellectual Property”) necessary for the conduct of its business as currently conducted or as proposed to be conducted, and except where any failure to own, possess or acquire such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company owned Intellectual Property has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s Knowledge: (i) there are no third parties who have rights to any Intellectual Property of the Company or its subsidiary, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the SEC Filings as licensed to the Company or its subsidiary; and (ii) there is no infringement by third parties of any Intellectual Property of the Company. Except as disclosed in the SEC Filings, there is no pending or, to the Company’s Knowledge, existing threatened-in-writing action, suit or proceeding by others: (A) challenging the Company’s or its subsidiary’s rights in or to any Intellectual Property of the Company; (B) challenging the validity, enforceability or scope of any Intellectual Property of the Company or its subsidiary; or (C) asserting that the Company or its subsidiary infringes, misappropriates or otherwise violates, or would, upon the commercialization of any product or service described in the SEC Filings as under development, infringe, misappropriate, or otherwise violate, any intellectual property rights of others. To the Company’s Knowledge, the Company has complied with the terms of each agreement pursuant to which Intellectual Property of the Company has been licensed to the Company and its subsidiary, and all such agreements are in full force and effect. To the Company’s Knowledge, there are no material defects in any of the patents or patent applications included in the Company-owned Intellectual Property, that would render them unenforceable once issued. To the Company’s Knowledge, the patents included in the Intellectual Property of the Company are subsisting and have not lapsed and the patent applications in the Intellectual Property of the Company are subsisting and have not been abandoned. The Company has taken reasonable steps to protect, maintain and safeguard the Intellectual Property of the Company, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignments with its employees, and to the Company’s Knowledge, no employee of the Company or its subsidiary is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or its subsidiary.
4.14
Healthcare Regulatory Compliance. The Company is, and at all times has been, in compliance in all material respects with all Health Care Laws to the extent applicable to the Company or its business. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the Public Health Service Act, and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Statements Law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286, 287 and 1349, the health care fraud criminal provisions under HIPAA (42 U.S.C. Section 1320d et seq.), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusions law (42 U.S.C. Section 1320a-7), and laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the HITECH Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company; and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. The Company and its officers, directors, employees and, to the knowledge of the Company, its agents have not engaged in activities which are, as applicable, cause for liability under a Health Care Law. Neither the Company nor its subsidiary have received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s Knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company has filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions, and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor its employees, officers, directors, or, to the knowledge of the Company, its agents is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority related to activities conducted by or on behalf of the Company. Additionally, neither the Company nor its employees, officers, directors, or, to the knowledge of the Company, its agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.
4.15
FDA Compliance. The Company: (A) is and at all times has been in material compliance with all statutes, rules or regulations of the FDA and other comparable governmental entities with jurisdiction over the Company that are applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other written correspondence or notice from the FDA or any governmental entity alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any governmental entity or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any governmental entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received written notice that the FDA or any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any governmental entity is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission),
4.16
Tests and Preclinical and Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or, to the Company’s Knowledge, on behalf of the Company were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable Authorizations and Applicable Laws, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder and current Good Clinical Practices and Good Laboratory Practices and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted; and, except to the extent disclosed in SEC Filings, the Company has not received any notices or correspondence from the FDA or any governmental entity requiring the termination or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, copies of which communications have been made available to you.
4.17
Cybersecurity; Data Protection. The Company’s information technology assets and equipment, including, without limitation, those owned, licensed or otherwise used (excluding any public networks), such as its data communications lines, computers, systems, networks, hardware, servers, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has at all times implemented and maintained all reasonably necessary controls, policies, procedures, and safeguards consistent with industry standards and practices for similarly situated companies to maintain and protect the integrity, availability, privacy, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data) (“Company Data”) used in connection with their business, and there have been no breaches, violations, outages, compromises, or unlawful or unauthorized acquisitions of, disclosures of, uses of or accesses to the same, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no privacy or security incidents under internal review or investigations relating to the same that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company is presently and, at all times, has been in compliance with all (i) applicable laws, statutes, judgments, orders, rules and regulations of any court, arbitrator, governmental or regulatory authority; and (ii) internal policies and contractual obligations, each (i) and (ii) relating to the privacy and security of IT Systems and Company Data.
4.18
Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law onto any real property that it owns or operates, and has not received any written notice or claim it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.
4.19
Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or its subsidiary are or may reasonably be expected to become a party or to which any property of the Company or its subsidiary are or may reasonably be expected to become the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
4.20
Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of the dates shown and its consolidated results of operations and cash flows for the periods shown, except in the case of unaudited financial statements to normal year-end adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, except as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.
4.21
Insurance Coverage. The Company and its subsidiary have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiary and their respective businesses; and neither the Company nor its subsidiary has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business in all material respects.
4.22
Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.
4.23
Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Investor shall not have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 4.3 that may be due in connection with the transactions contemplated by this Agreement.
4.24
No General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D promulgated under the 1933 Act) in connection with the offer or sale of any of the Shares.
4.25
No Integrated Offering. Neither the Company nor its subsidiary nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the 1933 Act.
4.26
Private Placement. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 5, the offer and sale of the Shares to the Investor as contemplated hereby is exempt from the registration requirements of the 1933 Act. The issuance and sale of the Shares does not contravene the rules and regulations of Nasdaq.
4.27
Internal Controls. The Company has established and maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Since the end of the Company’s most recent audited fiscal year, there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting.
4.28
Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or would reasonably be expected to constitute material nonpublic information concerning the Company or its subsidiary, other than with respect to the transactions contemplated hereby or by the Strategic Collaboration and License Agreement which will be publicly disclosed by 8:30 a.m. (New York City time) on the Business Day immediately following the date this Agreement is executed. The SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.
4.29
Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.30
Anti-Bribery and Anti-Money Laundering Laws. To the Company’s Knowledge, each of the Company, its subsidiary and any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with, and its participation in the offering will not violate: (a) the applicable anti-bribery laws of all jurisdictions where the Company or its subsidiary conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; the U.S. Foreign Corrupt Practices Act of 1977, as amended; the U.K. Bribery Act 2010, or (b) the applicable money laundering laws of all jurisdictions where the Company or its subsidiary conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency.
4.31
Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).
5.
Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:
5.1
Organization and Existence. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder and thereunder, and to invest in the Shares pursuant to this Agreement.
5.2
Authorization. The execution, delivery and performance by the Investor of this Agreement have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, and general principles of equity.
5.3
Purchase Entirely for Own Account. The Shares to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of the Shares in compliance with applicable federal and state securities laws. The Shares are being purchased by the Investor in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Shares for any period of time. The Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.
5.4
Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.
5.5
Disclosure of Information. The Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. The Investor acknowledges that copies of the SEC Filings are available on the EDGAR system. Based on the information the Investor has deemed appropriate, it has independently made its own analysis and decision to enter into this Agreement. The Investor is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of this Agreement, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, limit or otherwise affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.
5.6
Restricted Securities. The Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. The Investor represents that it is familiar with Rule 144 as presently in effect.
5.7
Legends. It is understood that, except as provided below, certificates evidencing the Shares (or uncertificated interests in the Shares) may bear the following or any similar legend:
(a)
“The securities have not been registered with the Securities and Exchange Commission. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act of 1933 or an opinion of counsel (which counsel shall be reasonably satisfactory to Verve Therapeutics, Inc.) that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act of 1933.”
(b)
These securities are subject to transfer restrictions set forth in a Stock Purchase Agreement by and between Verve Therapeutics, Inc. and Vertex Pharmaceuticals Incorporated, a copy of which is on file with the Secretary of Verve Therapeutics, Inc.
5.8
Accredited Investor. The Investor is (a) an “accredited investor” within the meaning of Rule 501(a) of Regulation D and (b) an “Institutional Account” as defined in FINRA Rule 4512(c). The Investor is a sophisticated institutional investor with sufficient knowledge and experience financial and business matters that it is capable of evaluating the risks and merits of its purchase of the Shares.
5.9
Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.
5.10
Beneficial Ownership. Other than with respect to the Shares, the Investor does not beneficially own any Common Stock, including any securities into or exchangeable for Common Stock (including any such securities that cannot be converted or exchanged for more than 60 days from the date hereof).
5.11
No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default)

under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.
6.
Conditions to Closing.
6.1
Conditions to the Investor’s Obligations. The obligation of the Investor to purchase Shares at the Closing is subject to the fulfillment to the Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor:
(a)
The representations and warranties made by the Company in Section 4 hereof shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.
(b)
The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.
(c)
The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in this Section 6.1.
(d)
The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the issuance of the Shares, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Company.
(e)
The Investor shall have received an opinion from Wilmer Cutler Pickering Hale and Dorr LLP, the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investor and addressing such legal matters as the Investor may reasonably request.
(f)
There shall have been no Material Adverse Effect with respect to the Company since the date hereof.
(g)
No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.
(h)
The Company shall have executed and delivered Strategic Collaboration and License Agreement and it shall be in full force and effect.
6.2
Conditions to Obligations of the Company. The Company’s obligation to sell and issue Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)
The representations and warranties made by the Investor in Section 5 hereof shall be true and correct as of the date hereof, and shall be true and correct as of the Closing Date with the same force and effect as if they had been made on and as of such date.
(b)
The Investor shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.
(c)
The Investor shall have paid in full the Aggregate Purchase Price to the Company.
(d)
The Investor shall have executed and delivered the Strategic Collaboration and License Agreement and it shall be in full force and effect.
7.
Covenants and Agreements of the Parties.
7.1
Market Listing. The Company shall use commercially reasonable efforts to effect the listing of the Shares on Nasdaq, including submitting the LAS to the Nasdaq Stock Market, if required by the Nasdaq Stock Market.
7.2
Removal of Legends.
(a)
In connection with any sale, assignment, transfer or other disposition of the Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor, the Company shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends within three (3) Business Days of any such request therefor from the Investor, provided that the Company has timely received from the Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith.
(b)
Subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been sold pursuant to Rule 144 or (ii) are eligible for resale under Rule 144(b)(1) or any successor, the Company shall, in accordance with the provisions of this Section 7.2(b) and within three (3) Business Days of any request therefor from the Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the DTC System as directed by such Investor. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.
7.3
Confidentiality After the Date Hereof. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.
7.4
Restrictions on Dispositions.
(a)
Lock-Up. During the Lock-Up Term, without the prior approval of the Company, the Investor shall not, and shall cause its Affiliates not to, Dispose of (x) any of the Shares, together with any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, and (y) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Common Stock described in clause (x) of this sentence (collectively, the “Lock-Up Securities”), including, without limitation, any “short sale” or similar arrangement; provided, however, that the foregoing shall not prohibit the Investor from transferring Lock-Up Securities to a Permitted Transferee.
(b)
Certain Tender Offers. This Section 7.4 shall not prohibit or restrict any Disposition of Shares of Then Outstanding Common Stock and/or Common Stock Equivalents into (i) a tender offer by a Third Party which is not opposed by the Company’s Board of Directors (but only after the Company’s filing of a Schedule 14D-9, or any amendment thereto, with the SEC disclosing the recommendation of the Company’s Board of Directors with respect to such tender offer) or (ii) an issuer tender offer by the Company.
(c)
Termination of Lock-Up. This Section 7.4 shall terminate and have no further force or effect, upon the earliest to occur of: (i) the end of the Lock-up Term; (ii) the consummation of a Change of Control; (iii) a liquidation or dissolution of the Company; and (iv) the date on which the Common Stock ceases to be registered pursuant to Section 12 of the 1934 Act.
(d)
Effect of Termination. No termination pursuant to Section 7.4(c) shall relieve any of the parties (or the Permitted Transferee, if any) for liability for breach of or default under any of their respective obligations or restrictions under any terminated provision of this Agreement, which breach or default arose out of events or circumstances occurring or existing prior to the date of such termination.
8.
Miscellaneous.
8.1
Survival. The representations and warranties contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement. The covenants of the parties hereto shall survive until fully performed and discharged, unless otherwise expressly provided herein
8.2
Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other party, provided, however, that the Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Shares in a transaction complying with applicable securities laws without the prior written consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investor. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” shall be deemed to refer to the securities received by the Investor in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
8.3
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
8.4
Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
8.5
Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by facsimile or e-mail, then such notice shall be deemed given upon receipt of confirmation of complete facsimile transmittal or confirmation of receipt of an e-mail transmission, (c) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three days after such notice is deposited in first class mail, postage prepaid, and (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Verve Therapeutics, Inc.
500 Technology Square, Suite 901

Cambridge, Massachusetts 02139
Attention: Andrew Ashe, President and Chief Operating Officer
Email: [**]

With a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Attention: Craig Hilts
Email: [**]

If to the Investor:

Vertex Pharmaceuticals Incorporated

Attn: Business Development

50 Northern Avenue

Boston, Massachusetts 02210

Email: [**]

and

Vertex Pharmaceuticals Incorporated

Attn: Corporate Legal

50 Northern Avenue

Boston, Massachusetts 02210

Email: [**]

With a copy (which shall not constitute notice) to:

Covington & Burling LLP
620 Eighth Avenue
New York, NY 10018

Attention: Matthew Gehl
Email: [**]

8.6
Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and the Investor has relied on the advice of its own respective counsel.
8.7
Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.
8.8
Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
8.9
Entire Agreement. This Agreement, including the signature pages and Exhibits, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
8.10
Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
8.11
Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY: VERVE THERAPEUTICS, INC.

By: /s/ Andrew Ashe

Name: Andrew Ashe

Title: President, Chief Operating Officer,

General Counsel and Secretary

INVESTOR: VERTEX PHARMACEUTICALS INCORPORATED

By: /s/ Reshma Kewalramani

Name: Reshma Kewalramani

Title: Chief Executive Officer and President

Investor Information

Entity Name: Vertex Pharmaceuticals Incorporated

Address: 50 Northern Avenue

City: Boston

State: MA

Zip Code: 02210

Telephone:[**]

Tax ID #: [**]

Name in which Shares should be issued: Vertex Pharmaceuticals Incorporated